EXHIBIT 11

                       COMPUTATION OF NET LOSS PER SHARE

  Weighted Average # of shares

     Description
    ---------------------------------------------------------------------
     4/1/98 (beginning of Quarter)                             2,701,729
     6/30/98 (end of Quarter)                                  2,701,729
                                                               ----------
     Weighted Average                                          2,701,729
                                                               __________
     Net Loss                                                   (209,680)
                                                               __________
     Loss/share                                                    (0.08)